Exhibit 23.2

                  Consent of Saltmarsh, Cleaveland & Gund, P.A.

We consent to the reference to our firm under the caption "Experts" and to the use of our report dated January 9, 2002 with respect to the financial statements of Central Bank of Tampa included in the Registration Statement (Form S-4) and related Prospectus of The South Financial Group, Inc. for the registration of 4,533,333 shares of its common stock.

                               /s/ Saltmarsh, Cleaveland & Gund, P.A.


Saltmarsh, Cleaveland & Gund, P.A.
Pensacola, Florida
November 3, 2002